EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Charles Constanti

Vice President and Chief Financial Officer

(510) 420-7443

cconstanti@netopia.com

Netopia Announces Preliminary Fourth Quarter Revenues for Fiscal Year 2005

EMERYVILLE, Calif., October 5, 2005 — Netopia, Inc. (NTPA.PK), a market leader in broadband gateways and service delivery software, today announced preliminary revenue results for the fourth quarter of fiscal year 2005.

Revenues for the fourth fiscal quarter ended September 30, 2005 are currently expected to be between $23.0 million and $23.5 million, compared to $25.8 million for the same period in the prior fiscal year. Revenues for the fiscal year ended September 30, 2005 are currently expected to be between $105.4 million and $105.9 million, compared to $101.3 million for the fiscal year ended September 30, 2004.

These preliminary revenue results for the fourth fiscal quarter reflect lower than originally expected sales of broadband equipment to customers primarily in Europe. During the fourth fiscal quarter, Netopia completed a license of its NBBS remote management software to a major carrier. Fourth fiscal quarter results will not include revenues from this transaction. Netopia expects to recognize revenues from this transaction in future quarters. These preliminary revenue results are subject to completion of customary quarterly and fiscal year closing and review procedures by Netopia’s management and its independent auditors.

The statements in this press release are based on information available to Netopia as of the date of this release, and Netopia does not assume any duty to update the projections made in this release at any time.

Netopia expects to announce its results for the fourth fiscal quarter and the fiscal year ended September 30, 2005 on Tuesday, November 8, 2005.

About Netopia

Netopia, Inc. is a market leader in broadband customer premise equipment, remote management software and broadband services. Netopia offers carrier-class wired and wireless modems, routers and gateways. Netopia gateways serve markets from residential through enterprise-scale distributed businesses, and enable broadband access for voice, video, data and other services. Netopia’s Wi-Fi CERTIFIED™ gateways feature 3-D Reach® technology for enhanced wireless range, security, and performance. Netopia’s remote management software enables service provisioning, monitoring and remote control for broadband gateways and personal computers, and is designed to meet the requirements of a full range of users: individual-to-individual, carrier-to-customer, and help desk-to-users. Netopia’s broadband services include Wi-Fi hotspots for local and nationwide networks of small venues, web site and remote control service hosting, and parental controls. Netopia has established strategic business relationships with leading carriers and broadband service providers including Belgacom, BellSouth, Covad Communications, EarthLink, eircom, Hong Kong

Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom, and Verizon.

Headquartered in Emeryville, California, Netopia’s common stock trades on the pink sheets under the symbol “NTPA.PK.” Further information about Netopia can be obtained via phone (510) 420-7400, fax (510) 420-7601, or on the web at www.netopia.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Portions of this release that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia, Inc.’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning product development, anticipated new products and customers, growth opportunities, and future operating results. Netopia’s actual results could differ materially. Factors that might cause a difference include, but are not limited to: Netopia’s continued ability to form key relationships for our broadband products and services; Netopia’s ability to enter into new distribution partnerships; Netopia’s ability to develop new broadband products and services in a timely manner; market acceptance of Netopia’s broadband products and services; Netopia’s ability to list its common stock on a Nasdaq Stock Market; Netopia’s ability to resolve pending private securities litigation arising out of the restatement of Netopia’s consolidated financial statements in a timely and economic manner; Netopia’s ability to complete the proposed settlement with the Securities and Exchange Commission relating to the restatement of Netopia’s consolidated financial statements; the pace of development and market acceptance of Netopia’s products and the market for broadband products and services generally; the highly competitive nature of Netopia’s markets and competitive pricing pressures; the uncertainties associated with international operations; intense competition from third parties offering competitive broadband products and services; and economic conditions generally. In addition, prior period-to-period comparisons of revenues are not necessarily indicative of period-to-period comparative revenues in future periods. Prospective and current investors are cautioned not to place undue reliance on any forward-looking statements. Further, Netopia expressly disclaims any obligation to revise or update any of the forward-looking statements contained herein to reflect future events or developments after the date hereof. Netopia does not undertake to update any oral or written forward looking-statement that may be made by or on behalf of Netopia. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, including risk factors relating to securities litigation arising out of the restatements described in Netopia’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and the formal investigation by the Securities and Exchange Commission to determine whether any federal securities laws may have been violated, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at (510) 420-7516 or online at www.sec.gov.

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